Voyageur Insured Funds
N SAR

Exhibit List


Exhibit		Reference

77.D	Policies with respect to
security investments incorporated by
reference to two separate 497(e) filings filed on August 24, 2007 (SEC Accession Nos.
0001137439-07-000376 and 0001137439-
07-000404).

77.E	Legal proceedings
incorporated by reference to two 497(e)
filings filed on June 20, 2007 (SEC
Accession Nos. 0001206774-07-001592 and
0001206774-07-001593).

77.Q1(a)(1)	Certificate of Amendment of
Agreement and Declaration of Trust of
Voyageur Insured Funds (enclosed)